UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CNET NETWORKS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

The following is the text of an employee communication issued by Neil Ashe, Chief Executive Officer of CNET Networks, Inc., on March 13, 2008.

Today, Delaware Court ruled on JANA’s motion from January. We are reviewing the court’s decision, considering an appeal and expect that we may see more decisions on this front in the next month or so.

Regardless of what happens in Delaware, it’s important to remember that even if JANA is permitted to submit its proposals for consideration at our Company’s annual meeting this summer, they would still require a super majority vote of 66.67% to secure an election of more than 2 directors. That’s a very high threshold for them to pass.

Even so, we care about what happens at this governance level. Aside from the obvious costs and disruption that a proxy contest makes to our business, we don’t believe that opportunistic shareholders, like JANA, should be able to secure control of our Company without providing a premium. We don’t believe it is right, and we certainly don’t believe it’s in the best interest of our stockholders, our employees or our company.

We are confident in our business plan to deliver value to all shareholders and realize the full potential of CNET Networks. I ask that each of you stay focused on delivering against our 2008 objectives.

Remember, stockholder activism is more common place today. We are not alone. The New York Times and IAC are both addressing similar situations. As I have said since the beginning, this is like a chess match. Today’s announcement is just another move on the chess board. Andy, Zander and I will continue to work with our external team of advisors regarding this matter.

If you have questions, please send them to asktheceo@cnet.com. We will aggregate your questions and provide answers on a regular basis. In addition, as you see me walking around the halls, please let me know if you have questions.

#                #                #

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

CNET Networks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CNET Networks in connection with the upcoming annual meeting of stockholders. Information regarding the special interests of these directors and executive officers in connection with the matters to be voted on at the annual meeting will be included in the proxy statement filed by CNET Networks in connection with the annual meeting. In addition, CNET Networks files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from CNET Networks at www.cnetnetworks.com. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.